UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934 Date of Report (Date of
                    earliest event reported): August 20, 2004

                     INDUSTRIES INTERNATIONAL, INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-32053                87-0522115
          --------                    -----------              ----------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)

                     4/F Wondial Building, Keji South 6 Road
                Shenzhen High-Tech Industrial Park, Shenzhen Road
                      Shenzhen, People's Republic of China
                -------------------------------------------------
                    (Address of principal executive offices)

      Registrant's telephone number, including area code: (86) 755-26520839

                                 Not applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.02. TERMINATION OF MATERIAL DEFINITIVE AGREEMENT.

      On August 20, 2004, the Registrant received notice pursuant to Section 9.2 (the "Notice") of the Share Exchange Agreement, dated July 28, 2004 (the "Agreement"), by and among the Registrant, Unical Enterprises, Inc. ("Unical"), and the stockholders of Unical listed on Schedule 1 to the Agreement, that the Agreement had been terminated. A copy of the Agreement, including a brief description of the terms thereof, was included in a Form 8-K filed by the Registrant on July 29, 2004.

      Pursuant to the terms of the Agreement, the Registrant was to exchange approximately 70 million of its newly issued common shares at approximately $0.538 per share for 100 percent of Unical's shares for a total acquisition value of $37.5 million. The share exchange was expected to become effective July 31, 2004. The transaction involved a significant amount of Unical's assets which, in total, exceeded 10 percent of the Registrant's total assets.

      Unical and its original shareholders have asserted in the Notice that the Agreement was terminated because the closing of the transactions contemplated by the Agreement did not take place by July 31, 2004, as was required by the Agreement, due to the Registrant's failure to comply with conditions precedent to the obligation of Unical and its shareholders to consummate the transactions, and because of additional information obtained as discussed in the Form 8-K filed on August 17, 2004 by the Registrant after the execution of the Agreement.

      The Registrant has rejected Unical's attempt to terminate the Share Exchange Agreement and believes in good faith that the Agreement has not been terminated. It is the Registrant's position that the Share Exchange Agreement did not require a closing to take place on July 31, 2004, and in fact it clearly contemplated that the transaction might close on dates other than July 31, 2004. Furthermore, on July 30, 2004 the Registrant issued to Unical 31,366,171 shares of the Registrant's common stock as well as 38,336,431 shares to Top Interest. The Registrant takes the position that its filing of a Form 8-K on August 17, 2004 provides no basis for Unical to undo the transaction, because the facts and circumstances set forth in suction Form 8-K were publicly available before Unical signed the Share Exchange Agreement.

      After the Registrant's receipt of the notice of termination, Unical agreed to withdraw the notice. Since August 20, 2004, the Registrant and Unical have engaged in numerous discussions regarding the status of the Share Exchange Agreement. The Registrant is filing this Form 8-K because after several weeks of such discussions with Unical it has now become clear to the Registrant that Unical has decided to maintain its position regarding the termination of the Share Exchange Agreement.

                                        INDUSTRIES INTERNATIONAL, INCORPORATED


                                        By: /s/ Liang Wang
                                           -------------------------------------
                                           By:    Liang Wang
                                           Title: Chief Executive Officer

Date: October 4, 2004


                                       2